UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
February 23, 2018
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
915 Disc Drive
Scotts Valley, California 95066
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Section 5    Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On February 23, 2018, per the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the "Board") of Fox Factory Holding Corp. (the "Company") elected Mr. Michael C. Dennison as a Class II director of the Company, effective immediately, to fill the vacancy created by Mr. Carl Nichols' resignation as a director of the Company. Mr. Dennison will serve as a director until the next election of Class II directors at the Company’s annual meeting of shareholders to be held in 2018 or Mr. Dennison’s earlier death, resignation, or removal. Mr. Dennison has not yet been designated as a member of any of the Board’s committees.
There are no arrangements or understandings between Mr. Dennison and any other person pursuant to which he was elected as a director, and as of the date hereof, there are no transactions or proposed transactions between Mr. Dennison and the Company that require disclosure pursuant to Item 404(a) of Regulation S-K (17 CFR 229.404(a)).
As a non-employee director, Mr. Dennison will receive compensation in the same manner as the Company’s other non-employee directors, through the Non-employee Director Compensation Plan (the “Plan”), the terms of which the Company previously disclosed in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 23, 2017. The Plan provides that, if a non-employee director joins the Board on a day other than the date of the annual meeting of the shareholders of the Company, such non-employee director shall be entitled to receive a prorated award of restricted stock units. Thus, in connection with Mr. Dennison’s election as a non-employee director, pursuant to the Plan and under the Company's 2013 Omnibus Incentive Plan, as amended, the Compensation Committee of the Board granted 243 restricted stock units to Mr. Dennison on February 23, 2018, which shall vest the day immediately prior to the Company’s annual meeting of shareholders to be held in 2018.
The Company also expects to enter into an Indemnification Agreement with Mr. Dennison, the form of which is included as Exhibit 10.1 to the Company’s Form S-1, filed with the Securities and Exchange Commission on July 8, 2013. The Indemnification Agreement will require the Company, among other things, to indemnify Mr. Dennison against liabilities that may arise by reason of his status with the Company or service to the Company. The Indemnification Agreement will also require the Company to advance all expenses incurred by Mr. Dennison in investigating or defending any such action, suit, or proceeding. The foregoing discussion of the terms of the form of Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement.
On February 27, 2018, the Company issued a press release regarding the changes to the Board described above, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)

99.1Press Release of the Company dated February 27, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.

Date:	February 27, 2018	By:	/s/ Zvi Glasman
Zvi Glasman
Chief Financial Officer and Treasurer